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                                                                      Exhibit 11

            Healthdyne Information Enterprises, Inc. and Subsidiaries
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)

                                                                 THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                      JUNE 30,                JUNE 30,
                                                                --------------------------------------------
                                                                  1998        1997        1998        1997
                                                                  ----        ----        ----        ----
                                                                                  (UNAUDITED)
Net loss                                                        $   (373)   $   (587)   $   (730)   $ (1,645)
                                                                ========    ========    ========    ========


Weighted average number of common shares
outstanding                                                       23,767      22,906      23,697      23,825
                                                                ========    ========    ========    ========


Basic net loss per share                                        $  (0.02)   $  (0.03)   $  (0.03)   $  (0.07)
                                                                ========    ========    ========    ========
Shares used in the calculation of diluted net loss
per share:

Weighted average number of common shares
outstanding                                                       23,767      22,906      23,697      22,825

Additional shares issuable from assumed
exercise of options (see note 1)                                       0           0           0           0
                                                                --------    --------    --------    --------
                                                                  23,767      22,906      23,697      22,825
                                                                ========    ========    ========    ========


Diluted loss per share                                          $  (0.02)   $  (0.03)   $  (0.03)   $  (0.07)
                                                                ========    ========    ========    ========

Note 1: Since stock options are anti-dilutive to the diluted loss per common share calculation, stock options are not considered in such diluted loss per share calculation for the three and six months ended June 30, 1998 and 1997.